Exhibit 99.3

LHC GROUP

Q4 2021 EARNINGS CONFERENCE CALL

THURSDAY, FEBRUARY 24, 2022

8:00 A.M. CT

BUSINESS AND LEGISLATIVE OVERVIEW

•

There is a fundamental shift underway that is rapidly transforming and prioritizing the delivery of high-quality care to the home. This acceleration in demand is providing a resounding case for long-term growth and optimism and should drive our organic growth as well as the future contributions from acquisitions and partnerships for many years to come.

o	Home health referrals are up 11.6% in 2021 to 637,000 on top of a 9.1% increase in 2020 over 2019
o	New Home health referral sources are up 19.6% in 2021 to 19,948 on top of an 22.0% increase in 2020 over 2019
o	Hospice referrals are up 29.1% in 2021 to 35,302 on top of an 10.2% increase in 2020 over 2019
o	Home Health Final Rule for FY 22 posted on November 2, 2021
▪	No cuts for 2022 and an aggregate increase of payment rates of 2.6%.
▪	CMS estimates the overall impact to be +3.2% or an aggregate increase in payment of by $570 million due to the payment increase and other policy changes in the Rule.
▪	HHVBP was expanded from demonstration from nine states to all 50 states and territories beginning January 1, 2023 with the first payment year in 2025
•	The baseline year is 2019 and the initial performance year is 2023
•	Provides a maximum payment adjustment of +/- 5%
•	HHVBP is very supportive of our advanced care @ home service line expansion
•	We’ve been operating under the current demonstration in seven states
•	This is a substantial opportunity as we have a number of highly successful SNF diversion programs with hospital partners
o	Choose Home Care Act of 2021
▪	Would provide clinically appropriate Medicare beneficiaries the option to safely recover in their homes vs. more costly and restrictive inpatient post-acute care settings
▪

Introduced in the Senate (S.2562) in July 2021 with sponsorship by Sens. Stabenow (D-MI) and Young (R-IN); the legislation now has 18 total sponsors from both parties and from both committees of healthcare and aging jurisdictions

▪	Introduced in the House in October 2021, HB 5514 by Cong. Cuellar (D-TX) and Comer (R-KY); the legislation now has 30 total sponsors from both parties and committees of healthcare jurisdiction

▪	CBO is scoring/reviewing it now for budget implications and CMS has already reviewed it for technical advice
▪	The more likely vehicles for passage are in the budget reconciliation process or other legislative packages
o	We are the partner of choice for 435 leading hospitals and health systems across the country
▪	Our JV strategy is a true differentiator for us, the core of our overall strategy, and a top priority for us in 2022 and beyond
▪

The advanced care @ home partnership with SCP Health provides another opportunity to work closely with our partners, leverage our 756 collective relationships, and provide the missing link that these programs have needed for highly coordinated care and taking risks on post-acute cost and care management

o	Value-based care plays to our strengths with our experience and data analytics capabilities across the HCI segment
▪	Value-Based annual earned run-rate at $20 million

•	M&A activity during 2021 sets the stage for another strong year of growth in 2022
o	We had a record year in 2021 with approximately $300 million of acquired annual revenue
o	Our largest transaction was the purchase of 47 locations from the HCA/Brookdale joint venture which represents approximately $130 million in annual revenue
▪	Home health, hospice and therapy services agencies are located in 22 states, two of which (MN and NM) are new to LHC Group
▪	This transaction closed on November 1
o	We anticipate the incremental EBITDA contribution from our M&A activity to be $20 million in 2022
o	Revenue from acquisitions during 2017-2020 grew by 14.7% on average from time of acquisition through 2021 and contribution margin grew by over 430%.
▪	Please refer to slide 13 in our 2022 J.P. Morgan Healthcare Conference Presentation which is located on our website.
▪	https://investor.lhcgroup.com/company-information/presentations

•	LHC Group is an industry leader in quality and patient satisfaction
o	Our overall home health quality star ratings continue to be a leader in the industry
o	Average quality star ratings of 4.37 during the period of April 2021 through December 2021 according to Strategic Healthcare Partners.
o	Average quality star ratings of 4.10 during the period of July 2020 through March 2021 according to CMS.
o	Average quality star ratings of 4.23 during the period of January 2019 through December 2019 according to CMS.

OPERATIONAL OVERVIEW

KEY METRICS

•	Higher labor costs and capacity constraints caused by the lingering impact of clinicians on quarantine caused significant headwinds for Q4.
▪

The percentage of clinicians on quarantine increased to 3.5% at the end of the fourth quarter of 2021, up from 3.0% at the end of the third quarter. The elevated percentage resulted in an estimated unfavorable impact to census of approximately 2,500, revenue of $13.8 million and EBITDA of $4.1 million.

o	Home health organic admission growth
▪	3.8% in Q4 2021
▪	5.5% for the year ended December 31, 2021
▪	Pacing to 5% for Q1 2022
o	Home health average daily census
▪	86,228 in Q4 2021
▪	83,686 in Q4 2020
▪	84,258 in Q3 2021
▪	84,986 QTD in Q1 2022
▪	89,328 on February 21, 2022
o	Home health non-Medicare episodic same store admission growth
▪	18.1% in Q4 2021
▪	21.9% for the year ended December 31, 2021
▪	Pacing to 21.7% for Q1 2022
o	Hospice organic admission growth
▪	-6.2% in Q4 2021
▪	0.5% for the year ended December 31, 2021
▪	Pacing to 10.2% for Q1 2022
o	Hospice average daily census
▪	7,024 in Q4 2021
▪	4,320 in Q4 2020
▪	5,697 in Q3 2021
▪	7,051 QTD in Q1 2022
▪	7,075 on February 21, 2022
▪	Discharged length of stay improved to 85.6 days in Q4 2021 as compared to 79.7 days in Q4 2020.
•	Average discharged length of stay trend from Q1 2019 through Q4 2021

FOURTH QUARTER 2021 AND FIRST QUARTER 2022 TRENDS

•	The headwinds we faced in late Q4 2021 and early Q1 2022 were primarily related to reduced capacity to service demand due to COVID variants and labor availability
o	After declining throughout November and into early December, our percentage of clinicians spiked until mid-January 2022 to the highest levels we have experienced during the pandemic
•	In Home Health, our clinicians on quarantine reached a high of 6.5% on January 17, 2022 and declined to 0.6% the week of February 19, 2022 which is the lowest quarantine level since July 2021.
•	In Hospice, our clinicians on quarantine reached a high of 5.5% the week of January 10, 2022, and declined to 1.7% on February 19, 2022 which is the lowest quarantine level since July 2021.

•	Labor costs and availability remain a challenge for LHC Group and for the industry
o	Labor supply remains tight, but we have been able to decrease the use of nursing contract labor for contract visits sequentially in home health compared to Q3 2021
▪	3.8% of home health total nursing visits in Q4 2021
▪	2.4% of home health total nursing visits in Q4 2020
▪	4.0% of home health total nursing visits in Q3 2021
o	Labor costs have stabilized and were slightly down sequentially from Q3 2021 to Q4 2021

RECRUITING AND RETENTION

•	Recruiting and retention are top priorities, and we continue to experience net positive hiring across all service lines
o	We have had four consecutive quarters of hiring a record number of employees
o	Voluntary turnover continues to be well below industry averages
▪	17.0% voluntary turnover for the year ended December 31, 2021 for FTE’s company wide
▪	18.7% voluntary turnover for the year ended December 31, 2021, for full time home health and Hospice clinical staff
o	Q4 2021 produced the most hires compared to any other Q4 in company history
o	2021 total year hiring produced over 20% more new hires compared to any other year

FINANCIAL OVERVIEW

Q4 RECAP

•	Q4 2021 adjusted results were within our guide range as communicated on November 4, 2021, as part of the 3Q ’21 earnings call.

•	Net Service Revenue of $583.4 million was up 9.6% year-over-year and up 3.2% sequentially
o	Home Health, Hospice and Hospital segments were all firmly up on both a year-over-year and sequential quarter basis

o	Q4 revenues in all three segments benefitted from recent acquisitions, including a full quarter of Heart of Hospice and two months of HCA/Brookdale
o	Sequential growth despite $11.7 million seasonal MSSP benefit in 3Q ’21. Excluding MSSP, sequential quarter revenues were up +$29.6M

•	Adjusted EBITDA of $61.6 million was down ($6.8M) year-over-year.
o

Year-over-year EBITDA reduction driven largely by ongoing labor cost pressures, owing to the persisting shortage of nursing talent, which not only creates wage pressures, but also creates a greater reliance on contract labor

▪	On a positive note, contract labor utilization and rates moderated in the Home Health segment sequentially compared to Q3 2021
▪	In both the Home Health and Hospice segment, cost trends were flat to slightly down sequentially compared to Q3 2021
▪

LHC has made significant strides to leverage indirect costs, integrate newly acquired businesses, and adjust COVID pay policies, all of which has tempered the impact of higher direct wages, positioning the company for stronger cost management going forward

o

Sequential Quarter EBITDA reduction driven largely by the seasonal benefit of MSSP ($11.7 million) recognized in 3Q ’21.  Excluding MSSP, sequential quarter EBITDA was up +$4.5M on $29.6M of higher revenue.

•	Adjusted EPS of $1.26 was down ($0.14) year-over-year, driven by the labor dynamics highlighted above, but also due to:
o	Higher year-over-year interest expense of +$2.7 million or -$.06 EPS, owing to the M&A capital deployed in 2021, coupled with approximately $83M of stock repurchases executed in December 2021.
o	Sequential Quarter EPS reduction driven largely by the seasonal benefit of MSSP ($0.27 per diluted share) recognized in 3Q ’21. Excluding MSSP, sequential quarter EPS was up $0.08 per diluted share.

HOME HEALTH SEGMENT

•	Net Service Revenue of $394.5M, up 3.1% versus 4Q 2020, driven by non-Medicare admission and census growth and HCA/Brookdale acquired volume
•	EBITDA Margin of 11.7% down from 14.3% in 4Q 2020, due largely to higher cost of service, coupled with higher G&A related to sales investments and immature G&A related to the HCA/Brookdale acquisition
•	Home Health employed visiting staff base wage cost per visit increased +5.5% versus 4Q 2020 and was flat sequentially compared to Q3 2021
o	Contract Labor Cost per Visit +13.0% year-over-year, but down (30) bps sequentially compared to Q3 2021
▪	Contract nursing utilization = 3.8% of nursing visits in 4Q ’21 versus 2.4% in 4Q ’20 and 4.0% in 3Q ‘21
▪	Contract nursing CPV +12.8% versus 4Q ’20, but down (4.9%) versus 3Q ‘21

o	Direct Cost per Visit was up 6.8% year-over-year, but down (1.0%) sequentially compared to Q3 2021
o	Indirect costs, benefitting from operating leverage, were down nearly 9% on both a year-over-year and sequential quarter basis, helping temper the direct cost pressures
o

When considered on a pro forma basis, forward leading labor initiatives, COVID policy changes, and non-recurring acquisition related expenses, further helped to offset the direct cost pressures highlighted above.  These actions position the service line for improved cost performance going forward

HOSPICE SEGMENT

•

Net Service Revenue of $102.0M, up 63.5% versus 4Q 2020, driven by the acquisitions of Heart of Hospice, which closed on 9/1/21, and HCA/Brookdale, which closed on 11/1/21, resulting in census growth year-over-year of +62.6%.  Revenue per patient day increased +2.7%, but was largely offset by a higher Implicit Price Concession reserve

•

Hospice EBITDA Margins decreased 250 bps year-over-year and 80 bps sequentially, largely driven by higher cost of service, coupled with higher G&A related to sales investments and immature acquired G&A

•	Hospice employed visiting staff base wage cost per day increased +1.2% versus last year’s 4Q and was up a more modest 50 bps sequentially compared to Q3 2021
o	Contract Labor utilization and rates at unprecedented levels for Hospice
▪	Contract nursing utilization at 2.2% of visits, up from 0.3% in 4Q ’20 and up from 1.7% in 3Q ‘21
▪	Contract nursing CPV +122% year-over-year and up +7.9% sequentially
o	Direct Cost per Day was up 1.1% year-over-year, but flat sequentially

PERSONAL CARE BUSINESS SEGMENT

•	Personal Care business continues to deal with labor supply headwinds, but at a moderating rate, with Billable hours down 5.6% year-over-year and down 2.1% sequentially
o	Q4 2021 = 1,779,058
o	Q4 2020 = 1,884,411
o	Q3 2021 = 1,817,711

CASH FLOW AND LIQUIDITY

•	Balance sheet and liquidity remain strong and continue to support our organic and inorganic growth initiatives
•	Adjusted Free Cash Flow in 4Q of $56.0M and $160.5M YTD
•	Net debt to Adjusted TTM EBITDA at 2.45x as of December 31, 2021
•	Medicare Advance Payment recoveries were $69.8M in 4Q and $211.5M Year-to-Date
•	DSO up 2.9 days versus last year and up modestly sequentially, driven by acquired A/R
o	Q4 2021 = 55.0 days
o	Q4 2020 = 52.1 days
o	Q3 2021 = 54.2 days

•	Total Liquidity stands at $518 million as of 12/31/21

FULL YEAR 2022 GUIDANCE

•	Net service revenue of $2.500B to $2.550B
•	Adjusted EBITDA, less NCI, of $270M to $290M
•	Adjusted EPS of $5.60 to $6.00
•	Full Year Assumptions include:
o	Estimated effective tax rate of 27.0%
o	5% to 7% organic growth in Home Health admissions for the year
o	6% to 8% organic growth in Hospice admissions for the year
o	Gross Margin as a percent of revenue at 40.0% to 41.0%
o	General and Administrative expense as a percent of revenue at 28.0% to 29.0%
o	Net Interest Expense of $15 million
o	Depreciation & Amortization expense of $20 million
o	Fully diluted shares outstanding of 30.7 million
o	Estimated COVID-19 related spend of $30 million

FIRST QUARTER 2022 GUIDANCE

•	Net service revenue of $560 million to $580 million
•	Adjusted EBITDA, less NCI, of $50 million to $55 million
•	Adjusted EPS of $1.00 to $1.10
•	1Q 2022 Mid-Point Guidance incorporates the following key items as a bridge from 4Q ‘21:

($ in Millions)	Net Service Revenue	EBITDA
Adjusted Q4 ’21 Actual	$583.4	$61.6
Seasonal Payroll Tax	$0.0	($6.0)
COVID Spend	$0.0	($10.0)
Omicron Surge/Clinician Quarantine	($13.8)	($4.1)
Winter Weather Closures	($5.7)	($1.7)
Home Health Rate Increase	$6.1	$6.1
M&A Maturation	$0.0	$2.0
Cost Improvement Initiatives	$0.0	$4.9
Adjusted Q1 ‘2022 Estimate	$570.0	$52.8